                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                 NiSource Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NiSource Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

[NISOURCE LOGO]

              NISOURCE INC.
              801 E. 86th Avenue -  Merrillville, IN 46410 - (877) 647-5990

--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING
                                                                  April 16, 2002

To the Holders of Common Stock of NiSource Inc.:

     The annual meeting (the "Annual Meeting") of the stockholders of NiSource Inc. (the "Company") will be held at the Le Meridien Boston, 250 Franklin Street, Boston, Massachusetts, on Tuesday, May 21, 2002, at 10:00 a.m., local time, for the following purposes:

     (1) To elect four members of the board of directors, each for a term of three years;

     (2) To approve an amendment to the Amended and Restated Long-Term Incentive Plan; and

     (3) To transact any other business that may properly come before the meeting.

     All persons who are stockholders of record at the close of business on April 2, 2002 will be entitled to vote at the Annual Meeting.

     Please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing, dating and mailing the enclosed proxy card. You may also vote by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote in person, even if you have previously submitted a proxy.

     In order to help us arrange for the Annual Meeting, if you plan to attend the Annual Meeting, please so indicate in the space provided on the proxy card or respond when prompted on the telephone or through the Internet.

   PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET OR BY PROMPTLY
        MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

                                          /s/ Gary W. Pottorff
                                          Gary W. Pottorff
                                          Secretary

                                PROXY STATEMENT

     THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE COMMON STOCK, $.01 PAR VALUE PER SHARE, OF THE COMPANY REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, SHARES REPRESENTED BY THE ACCOMPANYING PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES FOR DIRECTOR AND "FOR" APPROVAL OF THE AMENDMENT TO THE 1994 LONG-TERM INCENTIVE PLAN (THE "LONG-TERM INCENTIVE PLAN"). IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE SHARES REPRESENTED BY SUCH PROXY ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     This proxy statement and form of proxy are first being sent to stockholders on April 16, 2002. The Company will bear the expense of this solicitation. The original solicitation of proxies by mail and a reminder letter may be supplemented by telephone, facsimile and personal solicitation by officers and regular employees of the Company or its subsidiaries. To aid in the solicitation of proxies, the Company has retained Mellon Investor Services LLC for a fee of $7,500 plus reimbursement of expenses. The Company also will request brokerage houses and other nominees and fiduciaries to forward proxy materials, at the Company's expense, to the beneficial owners of stock held of record by such persons.

WHO MAY VOTE --

     The close of business on April 2, 2002, is the date for determining stockholders entitled to notice of and to vote at the Annual Meeting. As of April 2, 2002, 207,522,305 shares of common stock were issued and outstanding. Each share of common stock outstanding on that date is entitled to one vote on each matter presented at the Annual Meeting.

VOTING YOUR PROXY --

     If you are a stockholder of record (that is, if you hold shares of common stock of the Company in your own name), you may vote your shares by proxy using any of the following methods:

     - Telephoning the toll-free number listed on the proxy card;

     - Using the Internet site listed on the proxy card; or

     - Marking, dating, signing and returning the enclosed proxy card.

     If your shares are held by a broker, bank or other nominee in "street name," you will receive voting instructions from the record holder that you must follow in order to have your shares of common stock voted at the Annual Meeting. If your shares are held by a broker or other nominee, that broker or nominee will have the discretionary authority to vote your shares of common stock with regard to both proposals scheduled for consideration at the Annual Meeting if you or any other person entitled to vote those shares do not provide the broker or other nominee with instructions.

     If you plan to attend the Annual Meeting, please so indicate when you vote, so that the Company may facilitate arrangements.

VOTING IN PERSON --

     You also may come to the Annual Meeting and vote your shares in person by obtaining and submitting a ballot that will be provided at the meeting. However, if your shares are held by a broker, bank or other nominee in street name, to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the institution that holds your shares, indicating that you were the beneficial owner of the shares on April 2, 2002, the record date for voting.

REVOKING YOUR PROXY --

     This proxy may be revoked by the stockholder at any time before a vote is taken or the authority granted is otherwise exercised. To revoke a proxy, you may send to the Company's Secretary a letter indicating that you want to revoke your proxy or you can supersede your initial proxy by (i) delivering to the Secretary a duly executed proxy bearing a later date, (ii) voting by telephone or through the Internet on a later date, or (iii) attending the meeting and voting in person. Attending the Annual Meeting will not in and of itself revoke a proxy.

QUORUM FOR THE MEETING --

     A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum of stockholders at the Annual Meeting. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present. The inspectors of election will treat instructions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares and has not received instructions from the beneficial owner as to how the beneficial owner would like the shares to be voted.

VOTES REQUIRED --

     A plurality of the votes cast at the meeting is required to elect a director. Approval of the amendment to the Long-Term Incentive Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will not have any effect on the election of the directors; however, abstentions will be counted as a vote against the proposal to approve the amendment to the Long-Term Incentive Plan. Since brokers have the authority to vote on both of the proposals scheduled for consideration at the Annual Meeting, it is not anticipated that there will be any broker non-votes.

                      PROPOSAL I -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS NISOURCE DIRECTORS

     The Company's board of directors is composed of eleven directors, who are divided into three classes. Each class serves for a term of three years, and one class is elected each year. The NiSource board of directors, with the recommendation of its Nominating and Compensation Committee, has nominated Stephen P. Adik, Ian M. Rolland, John W. Thompson and Roger A. Young for election as directors of the Company, each for a term of three years that will expire in 2005. Each of the nominees currently serves as a director of the Company. The board of directors does not anticipate that any of the nominees will be unable to serve, but if any nominee is unable to serve the proxies will be voted in accordance with the best judgment of the person or persons acting thereunder.

     The following chart gives information about nominees (who have consented to being named in the proxy statement and to serve if elected) and other incumbent directors. The dates shown for service as a director include service as a director of our corporate predecessors NiSource Inc. (incorporated in Indiana) and Northern Indiana Public Service Company. James T. Morris retired as a director of the Company on April 7, 2002, in order to pursue his appointment as the Executive Director of the World Food Programme in Rome, Italy, an autonomous joint subsidiary program of the United Nations and the Food and Agriculture Organization. The board of directors has not yet filled the vacancy resulting from Mr. Morris' resignation.

            NAME, AGE AND PRINCIPAL OCCUPATIONS                 HAS BEEN A
     FOR PAST FIVE YEARS AND PRESENT DIRECTORSHIPS HELD       DIRECTOR SINCE
     --------------------------------------------------       --------------
NOMINEES FOR TERMS TO EXPIRE IN 2005
  Stephen P. Adik, 58
     Vice Chairman of the Company since November 1, 2000;
     prior thereto, Senior Executive Vice President since
     February 1999, and Chief Financial Officer of the
     Company since 1994. ...................................       2000
  Ian M. Rolland, 68
     Prior to his retirement in 1998, Mr. Rolland served as
     Chairman and Chief Executive Officer of Lincoln
     National Corporation, Ft. Wayne, Indiana, a provider of
     financial products and services. Mr. Rolland also is a
     director of Bright Horizons Family Solutions and on the
     board of advisors of CID Partners......................       1973
  John W. Thompson, 52
     Chairman and Chief Executive Officer of Symantec Corp.,
     Cupertino, California, a provider of software and
     Internet security technology. Prior to joining Symantec
     in 1999, Mr. Thompson was General Manager of IBM
     Americas. Mr. Thompson also is a director of United
     Parcel Service, Inc. ..................................       1993
  Roger A. Young, 56
     Chairman, Bay State Gas Company, Westborough,
     Massachusetts since 1996. Bay State Gas Company has
     been a subsidiary of the Company since 1999. Mr. Young
     also served as Chief Executive Officer of Bay State Gas
     Company from 1990 to 1999. Mr. Young also is a director
     of Watts Industries, Inc. .............................       1999
DIRECTORS WHOSE TERMS EXPIRE IN 2004
  Steven C. Beering, 69
     President Emeritus of Purdue University, West
     Lafayette, Indiana. Dr. Beering was President of Purdue
     University from 1983 to 2000. Dr. Beering also is a
     director of ArvinMeritor, Inc., American United Life
     Insurance Company and Eli Lilly and Company............       1986

            NAME, AGE AND PRINCIPAL OCCUPATIONS                 HAS BEEN A
     FOR PAST FIVE YEARS AND PRESENT DIRECTORSHIPS HELD       DIRECTOR SINCE
     --------------------------------------------------       --------------
  Dennis E. Foster, 61
     Prior to his retirement in 2000, Mr. Foster was Vice
     Chairman of ALLTEL Corporation, Little Rock, Arkansas,
     a full service telecom and information service
     provider. Mr. Foster also is a director of ALLTEL
     Corporation, Yellow Corporation and Salient 3
     Communications.........................................       1999
  Carolyn Y. Woo, 47
     Martin J. Gillen Dean and Ray and Milann Siegfried
     Professor of Management, Mendoza College of Business,
     University of Notre Dame, Notre Dame, Indiana. Dr. Woo
     also is a director of AON Corporation, Circuit City,
     Inc. and St. Joseph Capital Bank.......................       1997
DIRECTORS WHOSE TERMS EXPIRE IN 2003
  Arthur J. Decio, 71
     Chairman of the Board of Skyline Corporation, Elkhart,
     Indiana, a manufacturer of manufactured housing and
     recreational vehicles..................................       1991
  Gary L. Neale, 62
     Chairman, President and Chief Executive Officer of the
     Company since 1993. Mr. Neale also is a director of
     Modine Manufacturing Company, Chicago Bridge and Iron
     Company, and Mercantile National Bank of Indiana.......       1991
  Robert J. Welsh, 67
     Chairman of the Board and Chief Executive Officer of
     Welsh Holdings, LLC, Merrillville, Indiana, a real
     estate holding company. Prior to its sale in 2001, Mr.
     Welsh was Chairman and Chief Executive Officer of
     Welsh, Inc., Merrillville, Indiana, a marketer of
     petroleum products through convenience stores and
     travel centers. Mr. Welsh also is a director of
     Mercantile National Bank of Indiana....................       1988

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT MESSRS. ADIK, ROLLAND, THOMPSON AND YOUNG AS DIRECTORS OF THE COMPANY, EACH TO SERVE FOR A TERM OF THREE YEARS UNTIL 2005.

MEETINGS AND COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS

     The board of directors of the Company met nine times during 2001. The board has the following six standing committees:

     - Executive,

     - Audit,

     - Corporate Governance,

     - Environmental, Health and Safety,

     - Nominating and Compensation, and

     - Public Affairs and Career Development.

     During 2001, each director attended at least 75% of the combined total number of the Company's board meetings and the meetings of the committees on which he or she was a member, except for Mr. Thompson who attended 74% of the board meetings and the meetings of the committees of which he was a member.

     The Executive Committee met once in 2001. The Executive Committee has the authority to act on behalf of the board if reasonably necessary when the board is not in session. Mr. Neale was Chairman and Dr. Beering and Messrs. Decio, Rolland and Welsh were members of the Executive Committee in 2001.

     The Audit Committee met eight times in 2001. The Audit Committee meets with the independent public accountants and officers responsible for company financial matters. NiSource adopted a charter for the Audit Committee on November 1, 2000. The Audit Committee has reviewed and made recommendations to the board with respect to the engagement of the independent public accountants, both for 2001 and 2002, and the fees relating to audit services and other services performed by them. Mr. Rolland was Chairman and Dr. Woo and Messrs. Foster and Thompson were members of the Audit Committee in 2001.

     The Corporate Governance Committee met once in 2001. The Corporate Governance Committee consists of all members of the board who are not also officers of the Company or its subsidiaries. The Corporate Governance Committee meets once a year to evaluate and advise the board regarding the performance of the Chief Executive Officer. Mr. Rolland was Chairman and Drs. Beering and Woo and Messrs. Decio, Foster, Thompson and Welsh were members of the Corporate Governance Committee in 2001.

     The Environmental, Health and Safety Committee met twice during 2001. This committee reviews the status of environmental compliance of the Company and considers environmental public policy issues. In 2001, this committee adopted a new committee charter and expanded its scope to include a review of health and safety issues affecting the Company. In order to reflect the newly expanded duties, the committee changed its name from the Environmental Affairs Committee. Mr. Welsh was Chairman and Messrs. Decio, Morris and Young were members of the Environmental Affairs Committee in 2001.

     The Nominating and Compensation Committee met four times in 2001. This committee advises the board with respect to nominations of directors and the salary, compensation and benefits of directors and officers of the Company. The Nominating and Compensation Committee considers nominees for directors recommended by stockholders. For information on how to nominate a person for election as a director at the 2003 annual meeting please see the discussion under the heading "Stockholder Proposals and Nominations for 2003 Annual Meeting." Dr. Beering was Chairman and Messrs. Decio and Welsh were members of the Nominating and Compensation Committee during 2001.

     The Public Affairs and Career Development Committee met twice in 2001. This committee advises the board regarding charitable and political contributions, employment policies, stockholder proposals concerning matters of general public interest and consumer and utility industry related issues. Mr. Thompson was Chairman and Drs. Beering and Woo and Messrs. Foster and Rolland were members of the Public Affairs and Career Development Committee in 2001.

COMPENSATION OF THE COMPANY'S DIRECTORS

     The Company pays each director who is not receiving a salary from the Company $30,000 per year, $3,000 annually per standing committee on which the director sits, $1,000 annually for each committee chairmanship, $1,200 for each board meeting attended and $750 per committee meeting attended. Under a deferred compensation arrangement, directors may elect to have their fees deferred in the current year and credited to an interest-bearing account or to a phantom stock account for payment in the future.

     The Company's Nonemployee Director Retirement Plan provides a retirement benefit for each nonemployee director currently serving on the board who has completed at least five years of service on the board. The benefit under the plan is an annual amount equal to the annual retainer for board service in effect at the time of the director's retirement from the board and will be paid for ten years, or the number of years of service the individual served as a nonemployee director of the Company, whichever is less. Directors first elected after 2001 will not participate in the retirement plan, but instead will receive, on the date of each election or re-election, restricted shares of common stock and restricted stock unit grants with a value equivalent to the retirement benefit earned by the directors serving prior to 2001.

     The Company's Nonemployee Director Stock Incentive Plan provides for a grant of 2,600 (previously 2,000) restricted shares of common stock to each nonemployee director of the Company upon his or her election or re-election as a director of the Company. The grants of restricted common stock vest in 20% annual increments, with all of a director's stock vesting five years after the date of award. In 2001, Drs. Beering and Woo and Mr. Foster each received a grant of 2,000 restricted shares of common stock under this plan. The board may designate that a scheduled award will consist of nonqualified stock options rather than restricted stock; if so, then, in lieu of restricted shares, each nonemployee director shall be granted a nonqualified option to purchase 6,000 shares of common stock. Grants of nonqualified stock options vest in 20% annual increments and become fully vested on the fifth anniversary of the date of the grant.

     The Company's Nonemployee Director Restricted Stock Unit Plan is a phantom stock plan that provides for grants to nonemployee directors of restricted stock units that have a value related to the Company's common stock. Each nonemployee director received an initial grant of 500 units in April 1999. Beginning in 2002, grants of 600 units will be made to nonemployee directors upon election or re-election to the Board. The grants of units vest in 20% annual increments, with all of a director's units vesting five years after the date of award. Additional units are credited to each nonemployee director with respect to the units included in his or her account from time to time to reflect dividends paid to stockholders of the Company with respect to common stock. The units have no voting or other stock ownership rights and are payable in cash. In 2001, Drs. Beering and Woo and Mr. Foster each received a grant of 500 units.

     The Company has adopted a Directors' Charitable Gift Program for nonemployee directors. Under the program, the Company makes a donation to one or more eligible tax-exempt organizations as designated by each eligible director. The Company contributes up to an aggregate of $125,000 for each nonemployee director who has served as a director of the Company for at least five years and up to an additional $125,000 (for an overall $250,000) for each nonemployee director who has served ten years or more. Organizations eligible to receive a gift under the program include charitable organizations and accredited United States institutions of higher learning. Individual directors derive no financial benefit from the program, as all deductions relating to the charitable donations accrue solely to the Company. A director's private foundation is not eligible to receive donations under the program. All current nonemployee directors are eligible to participate in the program.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains information about those persons or groups which are known to the Company to be the beneficial owners of more than five percent of the outstanding common stock.

                                           AMOUNT AND NATURE OF   PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP     OUTSTANDING
------------------------------------       --------------------   ----------------
Capital Research & Management Company....       16,074,880              7.8(1)
333 South Hope Street, 55th Floor
Los Angeles, California 90071
Putnam Investment Management, LLC........       11,568,237              5.5(2)
The Putnam Advisory Company, LLC
One Post Office Square
Boston, Massachusetts 02109

---------------
(1) As reported on statements made on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2002 on behalf of Capital Research & Management Company. According to the report, the amount shown includes 67,530 shares resulting form the assumed conversion of 428,490 shares of convertible preferred securities, due November 1, 2004; and includes 523,350 shares resulting from the assumed conversion of 325,000 shares of the Convertible Preferred PIES, due February 19, 2003.

(2) As reported on statements made on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2002 on behalf of Marsh & McLennan Companies, Inc., Putnam Investments, LLC, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC as a group. According to the report, the amount shown represents shares beneficially owned by Putnam Investment Management, LLC (10,311,017) and The Putnam Advisory Company, LLC (1,257,220).

     The following table contains information about the beneficial ownership of the Company's common stock as of March 1, 2002, for each of the directors, nominees and named executive officers, and for all directors and executive officers as a group.

                                                             AMOUNT AND NATURE OF
                NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP (1)(2)
                ------------------------                  ---------------------------
Stephen P. Adik.........................................             555,312
Steven C. Beering.......................................              10,030
Arthur J. Decio.........................................              10,500
Dennis E. Foster........................................               9,305
Gary L. Neale...........................................           1,349,118
Ian M. Rolland(3).......................................              24,177
John W. Thompson........................................              12,708
Robert J. Welsh.........................................              14,000
Carolyn Y. Woo..........................................               4,000
Roger A. Young..........................................              72,745
Patrick J. Mulchay......................................             409,690
Michael W. O'Donnell....................................              87,008
Jeffrey W. Yundt........................................             421,909
All directors and executive officers as a group.........           3,427,120

---------------
(1) The number of shares owned includes shares held in the Company's Automatic Dividend Reinvestment and Share Purchase Plan, shares held in the Company's Tax Deferred Savings Plans (the "401(k)"), Employee Stock Purchase Plan and restricted shares awarded under the Company's 1988 and 1994 Long-Term Incentive Plans (the "Incentive Plans") and Nonemployee Director Stock Incentive Plan, where applicable. The percentage of common stock owned by all directors and executive officers as a group is approximately 1.65 percent of the common stock outstanding as of March 1, 2002.

(2) The totals include shares for which the following executive officers have a right to acquire beneficial ownership, within 60 days after March 1, 2002, by exercising stock options granted under the Incentive Plan: Stephen P. Adik -- 300,604 shares; Gary L. Neale --770,377 shares; Roger A.
    Young -- 43,242 shares; Patrick J. Mulchay -- 258,198 shares; Michael W. O'Donnell -- 25,472 shares; Jeffrey W. Yundt -- 258,198 shares; and all executive officers as a group -- 1,867,986 shares.

(3) The number of shares owned by Mr. Rolland includes 9,277 shares owned by the Ian and Miriam Rolland Foundation over which Mr. Rolland maintains investment control, but for which Mr. Rolland disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Nominating and Compensation Committee's compensation policy is designed to relate total compensation (base salary, incentive bonus and long-term stock-based compensation) to corporate performance. This policy applies to all executive officers, including the Chief Executive Officer of NiSource and the four other most highly compensated executive officers, who collectively constitute the "Named Officers." In 2001, the Named Officers were the Chief Executive Officer, Mr. Neale, and Messrs. Adik, Mulchay, O'Donnell and Yundt. The Committee has implemented a "pay-for-performance" program which is designed to position the Company's executive compensation competitively and to reward performance that creates additional stockholder value. The Committee discusses and considers executive compensation matters, then makes recommendations to the full board of directors, which takes the final action on these matters. The board accepted all of the Committee's recommendations in 2001.

     The Committee has engaged Hewitt Associates, an independent compensation consulting firm, to advise it and provide surveys of comparative compensation practices for (1) a group of similarly sized energy-oriented companies, including electric, gas or combination utility companies, diversified energy companies and companies with gas marketing, transmission and distribution operations and energy services operations, and (2) a group of similarly sized companies in general industry. Each of these 2001 executive compensation comparative groups consisted of 34 companies from which data was available to Hewitt and which the Committee believed to be competitors of the Company for executive talent. The Committee may change the companies contained within the comparative compensation groups in future years if information about any company included in a group is not available, any companies included in a group are no longer competitors for executive talent, or if the Committee determines that different energy or other types of companies are competitors of the Company. The Company's comparative compensation group is not the same as the corporations that make up the Dow Jones Utilities Index in the Stock Price Performance Graph included in this proxy statement.

     The Committee considers the surveys provided by Hewitt in determining base salary, incentive bonus and long-term stock-based compensation. The Committee's philosophy is to set conservative base salaries at or near the medians of the utility and energy comparative group, which are similar, while providing performance-based variable compensation through the bonus and incentive plans described below to allow total compensation to fluctuate according to the Company's financial performance. Long-term incentive awards are stock-based (for example, stock options, restricted stock awards or performance-based contingent stock awards) to emphasize long-term stock price appreciation and the concomitant increased stockholder value. In 2001, total compensation of the executive officers, including the Chief Executive Officer, was targeted between the 50th and the 75th percentile of the relevant comparative compensation group. Total compensation would reach this level only if the Company met the applicable performance targets under the bonus incentive plans. For those executive officers with significant responsibilities for certain business units, total compensation is dependent on the Company's financial performance and on business unit operating income or on other measures unique to the respective business unit.

     In establishing Mr. Neale's base salary for 2001, the Committee reviewed information provided by Hewitt regarding the chief executive officer compensation practices of comparable utility and energy companies. The Committee determined to set base salary near the median salary of the comparative group, giving regard to Mr. Neale's proven abilities and strong performance with the Company since joining it as Executive Vice President and Chief Operating Officer in 1989. As with the other executive officers, Mr. Neale's total compensation was targeted to be between the 50th and the 75th percentile of the relevant comparative compensation group, depending upon the Company's financial performance. The result of the Committee's determination as to Mr. Neale's total compensation package was that, as of the time of the grant, approximately 75% of Mr. Neale's total target compensation was performance-based and at risk, dependent upon the Company's earnings per share and stock price performance.

     The Committee determines annual incentive awards for all executive officers in accordance with the Senior Management Incentive Plan. This Plan sets forth a formula established at the beginning of each fiscal year by the Committee for awarding incentive bonuses, based upon the Company's financial performance. Bonuses awarded to each of the Named Officers (including the Chief Executive Officer) are based on overall corporate performance, rather than individual performance of the executive. The bonus formula is based upon attaining targets for the Company's earnings per share. The Incentive Plan establishes a threshold level of financial performance (below which no bonus is paid), a target level, and a maximum level (above which no additional bonus is paid). The range of awards and levels of awards (as a percent of base salary), if financial performance thresholds are achieved, are as follows:

                                                                          AWARD IF
                                                       RANGE             TARGETS MET
                                                   -------------         -----------
Chief Executive Officer...................          40 to 120 %             80%
Vice Chairman.............................          35 to 105 %             70%
Group Presidents..........................         32.5 to 97.5%            65%
Executive and Senior Vice Presidents......          20 to 97.5%          40% - 65%
Other Vice Presidents.....................         17.5 to 75 %          35% - 50%

     In 2001, the Company's actual earnings per share were lower than the threshold. None of the Named Officers (including Mr. Neale) received a bonus in 2001.

     Executive officers are also eligible to receive awards under the Company's Long-Term Incentive Plan. Under the Long-Term Incentive Plan, stock options, stock appreciation rights, performance units, restricted stock awards, contingent stock awards and dividend equivalents may be awarded. The Committee considers base salaries of the executive officers, prior awards under the Long-Term Incentive Plan, and the Company's total compensation target in establishing long-term incentive awards. Options granted to executive officers are valued using the Black-Scholes option pricing model at the time of grant and restricted stock awards and contingent stock awards granted to executive officers are valued using Hewitt's present value pricing model for purposes of determining the number of options and/or shares to be granted to reach total target compensation. In 2001, stock options, restricted stock and contingent stock were awarded to Messrs. Neale, Adik, Mulchay, Yundt and O'Donnell. The number of options, restricted stock awards and contingent stock awards granted to the Chief Executive Officer and other executive officers (including Messrs. Adik, Mulchay, Yundt and O'Donnell) was based on these considerations. The compensation value of stock options, restricted stock awards and/or contingent stock awards depends on actual stock price appreciation. In addition, the contingent stock awards are subject to performance vesting criteria as established by the Committee. Historically, the restricted stock awards were also subject to performance vesting criteria as established by the Committee; however, in order to avoid certain variable accounting issues associated with the performance objectives, in 2001, the Company offered to exchange restricted stock awards made in 2000 and 2001 to the Named Officers (including Mr. Neale) for replacement restricted stock awards without performance objectives. Details of the exchange are set forth in note (1) to the Long-Term Stock Incentive Plans Table.

     Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1,000,000 per year paid to the chief executive officer or any of the four other most highly compensated executive officers employed at year-end, other than compensation meeting the definition of "performance based compensation," will not be deductible by a corporation for federal income tax purposes. The Committee believes that, except as identified in the preceding paragraph and except for options granted at less than market value, the Company's long-term stock-based incentive awards constitute performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. In light of its emphasis on such performance based compensation, the Committee does not anticipate that the limits of Section 162(m) will materially affect the deductibility of compensation paid by the Company in 2001. However, the Committee will continue to review the deductibility of compensation under
Section 162(m) and related regulations.

     The Committee believes that its overall executive compensation program has been successful in providing competitive compensation sufficient to attract and retain highly qualified executives, while at the same time encouraging increased performance from the executive officers which creates additional stockholder value.

                                          Nominating and Compensation Committee
                                          Steven C. Beering, Chairman
                                          Arthur J. Decio
                                          Robert J. Welsh
March 25, 2002

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative total stockholder return on common stock (for both the Company and its corporate predecessor NiSource Inc. (incorporated in Indiana)) from 1996 through 2001, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Dow Jones Utilities Average, assuming the investment of $100 on December 31, 1996 and the reinvestment of dividends.

                                      LOGO

                                   -----------------------------------------------------------------------------
                                       1996         1997         1998         1999         2000         2001
----------------------------------------------------------------------------------------------------------------
 NiSource                             100.00       130.33       166.25       101.68       184.55       144.55
 S & P 500                            100.00       133.35       171.46       207.54       188.67       166.26
 DJ Utilities                         100.00       122.99       146.15       137.67       207.14       153.10

COMPENSATION OF EXECUTIVE OFFICERS

     Summary. The following table summarizes compensation for services to NiSource and its corporate predecessor NiSource Inc. (incorporated in Indiana) and their subsidiaries for the years 2001, 2000 and 1999 awarded to, earned by or paid to each of the Named Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                              ANNUAL COMPENSATION(1)             COMPENSATION
                                          -------------------------------   ----------------------
                                                                              AWARDS      PAYOUTS
                                                                            ----------   ---------
                                                                            SECURITIES     LONG-
                                                                  OTHER       UNDER-       TERM         ALL
                                                                 ANNUAL       LYING      INCENTIVE     OTHER
                                                                 COMPEN-     OPTIONS/      PLAN       COMPEN-
NAME AND                                  SALARY      BONUS      SATION        SARS       PAYOUTS     SATION
PRINCIPAL POSITION                 YEAR     ($)      ($)(2)      ($)(3)        (#)        ($)(4)      ($)(5)
------------------                 ----   -------   ---------   ---------   ----------   ---------   ---------
Gary L. Neale,...................  2001   950,000           0       9,774    160,377       285,000    22,273
  Chairman, President and          2000   800,000   1,060,000       9,985    250,000     2,340,665    28,240
  Chief Executive Officer          1999   689,583           0       6,436     50,000       484,313    33,465
Stephen P. Adik,.................  2001   500,000           0       4,337     56,604             0     4,796
  Vice Chairman                    2000   425,000     526,250      15,258     90,000     1,058,738     5,284
                                   1999   343,749           0       2,980     30,000            --     5,645
Patrick J. Mulchay (6)...........  2001   392,821           0       8,064     34,198             0     5,883
  Group President,                 2000   375,000     253,125       3,253     75,000     1,058,738     5,948
  Merchant Energy                  1999   294,166     104,670       2,800     25,000            --     7,163
Jeffrey W. Yundt (6).............  2001   400,000           0     194,467     34,198             0     4,222
  Group President,                 2000   350,000     218,050       5,545     75,000     1,058,738     3,512
  Energy Distribution              1999   294,166      62,130     149,415     25,000            --     3,776
Michael W. O'Donnell (7).........  2001   400,000           0   2,385,937(8)   25,472            0    24,850
  Executive Vice President and     2000   325,000     273,000           0          0             0    24,000
  Chief Financial Officer          1999        --          --          --         --            --        --

---------------
(1) Compensation deferred at the election of the Named Officer is reported in the category and year in which such compensation was earned.

(2) All bonuses are paid pursuant to the Senior Management Incentive Plan, except for the bonus paid to Mr. O'Donnell in 2000 which was paid pursuant to the Columbia Annual Incentive Plan and a portion of the bonuses to Messrs. Mulchay and Yundt, which are described in note (6). The incentive plan is designed to supplement a conservative base salary with incentive bonus payments if targeted financial performance is attained. No bonuses were paid pursuant to the Senior Management Incentive Plan in 2001. The amounts shown for Messrs. Neale and Adik in 2000 include bonuses of $500,000 and $250,000, respectively, received in consideration for their performance and efforts in connection with the acquisition of Columbia Energy Group.

(3) The 2001 amount shown for Mr. Yundt includes a relocation allowance of $82,496 and a related tax allowance of $57,321. The 2001 amount for Mr. O'Donnell includes a relocation allowance of $49,407 and a related tax allowance of $40,793 as well as other amounts as described in note (8). The 1999 amount for Mr. Yundt also included a relocation allowance of $85,305 and a related tax allowance of $60,412.

(4) The payouts shown are based on the value, at date of vesting, of restricted shares awarded under the Long-Term Incentive Plan which vested during the years shown. The amounts shown for 2000 include amounts attributable to the restricted stock awards granted in 1998 for which performance requirements were waived by the Nominating and Compensation Committee. Total restricted shares held (assuming 100% vesting) and aggregate market value at December 31, 2001 (based on the average of the high and low sale prices of the common stock on that date as reported on the New York Stock Exchange Composite Transactions Tape) for the Named Officers were as follows: Mr. Neale, 441,563 shares valued at $10,310,496; Mr. Adik, 161,581 shares valued at $3,772,916; Mr. Mulchay 98,966 shares valued at

    $2,310,856; Mr. Yundt, 97,466 shares valued at $2,275,831 and Mr. O'Donnell, 55,836 shares valued at $1,303,770. Dividends on the restricted shares are paid to the Named Officers.

(5) The Chairman, President and Chief Executive Officer, the Vice Chairman, and certain Group Presidents of the Company have available to them a supplemental life insurance plan which provides split-dollar coverage of up to 3.5 times base compensation as of commencement of the plan in 1991 and could provide life insurance coverage after retirement if there is adequate cash value in the respective policy. "All Other Compensation" represents Company contributions to the 401(k) Plan and the dollar value of the benefit to the Named Officers under the supplemental life insurance plan, as follows: Mr. Neale-$1,155 401(k) Plan, $17,782 premium value and $3,336 term insurance cost; Mr. Adik-$1,155 401(k) Plan, $2,350 premium value and $1,291 term insurance cost; Mr. Mulchay-$1,155 401(k) Plan, $3,685 premium value and $1,043 term insurance cost, and Mr. Yundt-$1,155 401(k) Plan, $2,175 premium value and $892 term insurance cost. The value of the life insurance premiums paid by the Company in excess of term insurance cost on behalf of the Named Officers under the supplemental life insurance plan has been restated for all periods in accordance with the present value interest-free loan method. The amount shown for 2001 for Mr. O'Donnell includes $11,050 paid by Columbia Energy Group to its Employee Savings Plan and $13,800 paid by Columbia Energy Group to its Employee Savings Restoration Plan.

(6) Mr. Mulchay was President of Northern Indiana Public Service Company and Mr. Yundt was President of Bay State Gas Company and 50% of their 1999 and 2000 annual incentive compensation was determined based on the financial performance of the business units for which they were responsible.

(7) The amounts shown for 2000 for Mr. O'Donnell include 10 months of compensation paid to Mr. O'Donnell in his capacity as Senior Vice President and Chief Financial Officer of Columbia Energy Group prior to the acquisition of Columbia Energy Group by the Company and 2 months of compensation paid to Mr. O'Donnell in his capacity as Executive Vice President and Chief Financial Officer of the Company.

(8) The compensation reported represents perquisites and other personal benefits as discussed in note (3) as well as phantom stock units granted to Mr. O'Donnell pursuant to an agreement under which the Company established a phantom stock unit account for his benefit which consisted initially of 73,020 units in consideration of his acceptance of employment and 26,533 units in consideration of his willingness to enter into a non-competition agreement with the Company. A phantom stock unit is a unit whose value is related to the value of the common stock of the Company. Mr. O'Donnell is entitled to receive dividend equivalents with respect to the units in either cash or additional units. Upon termination of employment, Mr. O'Donnell (or his beneficiary) will be entitled to receive from the Company a cash distribution in an amount, with respect to each unit credited to his account, equal to the greater of (i) the price per share of the Company's common stock at the close of business on the date of termination, and (ii) 85% of the price per share of the Company's common stock on November 1, 2000. The 26,533 units credited to Mr. O'Donnell's account in connection with the non-competition portion of the agreement, and any dividend equivalents paid thereon, are subject to forfeiture in the event that Mr. O'Donnell violates the non-competition provisions of the agreement at any time during the term of the agreement or for a period of one year following his termination. The amount shown represents the value of the phantom stock units granted pursuant to the Phantom Stock Agreement based on the closing sale price of the common stock on December 31, 2001, as reported in The Wall Street Journal.

     Option Grants in 2001. The following table sets forth information concerning the grants of options to purchase common stock made during 2001 to the Named Officers. No stock appreciation rights were awarded during 2001.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                             NUMBER OF      PERCENT OF TOTAL                MARKET
                             SECURITIES       OPTIONS/SARS     EXERCISE    PRICE ON
                             UNDERLYING        GRANTED TO       OR BASE     DATE OF                  GRANT DATE
                            OPTIONS/SARS      EMPLOYEES IN       PRICE       GRANT     EXPIRATION     PRESENT
          NAME             GRANTED (#)(1)   FISCAL YEAR (2)    ($/SH)(3)   ($/SH)(4)      DATE      VALUE ($)(5)
          ----             --------------   ----------------   ---------   ---------   ----------   ------------
Gary L. Neale............     160,377             9.30           25.94       30.19     12/31/2010    1,133,865
Stephen P. Adik..........      56,604             3.28           25.94       30.19     12/31/2010      400,190
Patrick J. Mulchay.......      34,198             1.98           25.94       30.19     12/31/2010      241,779
Jeffrey W. Yundt.........      34,198             1.98           25.94       30.19     12/31/2010      241,779
Michael W. O'Donnell.....      25,472             1.48           25.94       30.19     12/31/2010      180,087

---------------
(1) All options granted in 2001 are fully exercisable commencing one year from the date of grant. Vesting may be accelerated as a result of certain events relating to a change in control of the Company. The exercise price and tax withholding obligation related to exercise may be paid by delivery of already owned shares of common stock or by reducing the number of shares of common stock received on exercise, subject to certain conditions.

(2) Based on an aggregate of 1,725,105 options granted to all employees in 2001.

(3) The options were granted at the average of high and low sale prices of the common stock on December 1, 2000, as reported on the New York Stock Exchange Composite Transactions Tape.

(4) Based on the average of high and low sale prices of the common stock on January 2, 2001, as reported on the New York Stock Exchange Composite Transactions Tape.

(5) Grant date present value is determined using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes option pricing model for the January 1, 2001 grants (expiring December 31, 2010) were as follows: expected volatility -- 20% (estimated stock price volatility for the term of the grant); risk-free rate of return -- 5.9% (the rate for a ten-year U.S. treasury); risk of forfeiture -- 10%; estimated annual dividend -- $1.19; option term -- ten years; vesting -- 100% one year after date of grant; and an expected option term of 5.4 years. No assumption was made relating to non-transferability. Actual gains, if any, on option exercises and common shares are dependent on the future performance of the common stock and overall market condition. The amounts reflected in this table may not be achieved.

     Option Exercises in 2001. The following table sets forth certain information concerning the exercise of options or stock appreciation rights during 2001 by each of the Named Officers and the number and value of unexercised options and stock appreciation rights at December 31, 2001.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                   SHARES                       OPTIONS/SARS AT               OPTIONS/SARS AT
                                 ACQUIRED ON    VALUE         FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                                  EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                                 (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   --------   -----------   -------------   -----------   -------------
Gary L. Neale..................         0            0      610,000        160,377       2,391,145              0
Stephen P. Adik................    18,000      346,682      244,000         56,604         933,120              0
Patrick J. Mulchay.............    18,000      349,412      244,000         34,198         887,801              0
Jeffrey W. Yundt...............    18,000      324,074      244,000         34,198         887,801              0
Michael W. O'Donnell...........         0            0            0         25,472               0              0

---------------

(1) Represents the difference between the option exercise price and $23.35, the average of high and low sale prices of the common shares on December 31, 2001, as reported on the New York Stock Exchange Composite Transactions Tape.

     Long-Term Incentive Plan Awards in 2001. The following table sets forth information concerning the shares of restricted stock and shares of contingent stock awarded pursuant to the Long-Term Incentive Plan during 2001 to each of the Named Officers.

         LONG-TERM STOCK INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                        PERFORMANCE
                                                          OR OTHER          ESTIMATED FUTURE PAYOUTS UNDER
                                   NUMBER OF SHARES,    PERIOD UNTIL          NON-STOCK PRICE-BASED PLANS
                                    UNITS OR OTHER       MATURATION     ---------------------------------------
             NAME                      RIGHTS(#)         OR PAYOUT      THRESHOLD(#)    TARGET(#)    MAXIMUM(#)
             ----                  -----------------    ------------    ------------    ---------    ----------
Gary L. Neale..................         171,562(1)        Variable        171,562        171,562      171,562
                                        114,375(2)          4-5yrs              0        114,375      228,750
Stephen P. Adik................          49,081(1)        Variable         49,081         49,081       49,081
                                         32,271(2)          4-5yrs              0         32,271       64,542
Patrick J. Mulchay.............          26,966(1)        Variable         26,966         26,966       26,966
                                         17,977(2)          4-5yrs              0         17,977       35,954
Jeffrey W. Yundt...............          29,966(1)        Variable         29,966         29,966       29,966
                                         19,977(2)          4-5yrs              0         19,977       39,954
Michael W. O'Donnell...........          55,836(1)        Variable         55,836         55,836       55,836
                                         37,224(2)          4-5yrs              0         37,224       74,448

---------------

(1) On December 31, 2001, Messrs. Neale, Adik, Mulchay, Yundt and O'Donnell exchanged restricted stock awards made in 2000 and 2001 for replacement restricted stock awards. The original 2000 and 2001 awards were scheduled to vest on December 31, 2002 at percentages varying from 0% to 200% related to specific financial performance objectives, including earnings per share targets, stock price targets and total shareholder return. Based on performance up to the time of the exchange, Messrs. Neale, Adik, Mulchay, Yundt and O'Donnell would have been eligible to receive approximately 160% of the restricted stock awards made in 2000 and 2001. The award holders exchanged the original awards for replacement awards equal to 150% of the shares subject to the original awards. The replacement awards will be subject to a holding period which will require that any shares representing the replacement awards shall not be disposed of until December 31, 2004, except in the case of death, disability, termination without cause, change of control or retirement, in which case the shares are not subject to the holding period. The terms of the awards issued in exchange for the 2001 awards are shown in the table above. The numbers of restricted shares issued in exchange for the 2000 awards are as follows: Mr. Neale, 270,000; Mr. Adik, 112,500; Mr. Mulchay, 72,000; and Mr. Yundt, 67,500. The awards for Mr. Neale will vest only following the end of the year of death, disability, termination without cause, change of control or retirement. In the case of each of the other Named Officers, the awards will vest, commencing in 2003, only to the extent that the value of shares vested in any calendar year, when added to other non-performance based compensation for that year, does not exceed $999,999; in addition, awards will vest following the end of the year of death, disability, termination without cause, change of control or retirement.

(2) Represents contingent stock awards granted to each Named Officer in 2001. The restrictions on 50% of the contingent stock awarded during 2001 lapse on December 31, 2004. The restrictions on the remaining 50% lapse on December 31, 2005. The vesting of the contingent stock varies from 0% to 200% of the number awarded, based upon meeting certain specific financial performance objectives, including earnings per share targets, stock price targets and total shareholder return. There is a one-year holding period after the restrictions lapse for the first 50% of the shares of contingent stock awarded. The remaining shares of contingent stock awarded are not subject to a holding period.

PENSION PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The following table shows estimated annual benefits, giving effect to the Company's Pension Plan and Supplemental Executive Retirement Plan, payable upon retirement to persons in the specified remuneration and years-of-service classifications.

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                                    ------------------------------------------------------------
REMUNERATION                           15          20           25           30           35
------------                        --------   ----------   ----------   ----------   ----------
$  300,000........................  $121,200   $  161,100   $  169,100   $  176,600   $  176,600
   400,000........................   166,200      221,600      231,600      241,600      241,600
   500,000........................   211,200      281,600      294,100      306,600      306,600
   600,000........................   256,200      341,600      356,600      371,600      371,600
   700,000........................   301,200      401,600      419,100      436,600      436,600
   800,000........................   346,200      461,600      481,600      501,600      501,600
   900,000........................   391,200      521,600      544,100      566,600      566,600
 1,000,000........................   436,200      581,600      606,600      631,600      631,600
 1,100,000........................   481,200      641,600      669,100      696,600      696,600
 1,200,000........................   526,200      701,600      731,600      761,600      761,600
 1,300,000........................   571,200      761,600      794,100      826,600      826,600
 1,400,000........................   616,200      821,600      856,660      891,600      891,600
 1,500,000........................   661,200      881,600      919,100      956,600      956,600
 1,600,000........................   706,200      941,600      981,600    1,021,600    1,021,600
 1,700,000........................   751,200    1,001,600    1,044,100    1,086,600    1,086,600
 1,800,000........................   796,200    1,061,600    1,106,600    1,151,600    1,151,600
 1,900,000........................   841,200    1,121,600    1,169,100    1,216,600    1,216,600
 2,000,000........................   886,200    1,181,600    1,231,600    1,281,600    1,281,600

     The credited years of service for each of the Named Officers (other than Michael W. O'Donnell), pursuant to the Pension Plan and Supplemental Executive Retirement Plan, are as follows: Gary L. Neale -- 27 years; Stephen P.
Adik -- 23 years; Patrick J. Mulchay -- 39 years; and Jeffrey W. Yundt -- 22 years.

     Upon their retirement, regular employees and officers of the Company and its subsidiaries which adopt the plan (including directors who are also full-time officers) will be entitled to a monthly pension in accordance with the provisions of the Company's pension plan, originally effective as of January 1, 1945. The directors who are not and have not been officers of the Company are not included in the pension plan. The pensions are payable out of a trust fund established under the pension plan with The Northern Trust Company, trustee. The trust fund consists of contributions made by the Company and the earnings of the fund. Over a period of years the contributions are intended to result in overall actuarial solvency of the trust fund. The pension plan of the Company has been determined by the Internal Revenue Service to be qualified under Section 401 of the Internal Revenue Code.

     Pension benefits are determined separately for each participant. The formula for a monthly payment for retirement at age 65 is 1.7% of average monthly compensation multiplied by years of service (to a maximum of 30 years) plus 0.6% of average monthly compensation multiplied by years of service over
30. Average monthly compensation is the average for the 60 consecutive highest-paid months in the employee's last 120 months of service. Covered compensation is defined as wages reported as W-2 earnings (up to a limit set forth in the Internal Revenue Code and adjusted periodically) plus any salary reduction contributions made under the Company's 401(k) plan, minus any portion of a bonus in excess of 50% of base pay and any amounts paid for unused vacation time and vacation days carried forward from prior years. The benefits listed in the Pension Plan table are not subject to any deduction for Social Security or other offset amounts.

     The Company also has a Supplemental Executive Retirement Plan for officers. Participants in the supplemental plan are selected by the board of directors. Benefits from this plan are to be paid from the general assets of the Company.

     The Supplemental Executive Retirement Plan provides a retirement benefit at age 65 of the greater of (i) 60% of five-year average pay (prorated for less than 20 years of service) and an additional 0.5% of 5-year average pay less Primary Social Security Benefits per year for participants with between 20 and 30 years of service, or (ii) the benefit formula under the Company's Pension Plan. In either case, the benefit is reduced by the actual pension payable from the Company's Pension Plan. In addition, the Supplemental Executive Retirement Plan provides certain early retirement and disability benefits and pre-retirement death benefits for the spouse of a participant.

     Michael W. O'Donnell continues to participate in the Retirement Plan of Columbia Energy Group, a subsidiary of the Company. Mr. O'Donnell has 30 credited years of service under this plan. The formula for a retiree's monthly retirement benefit at age 65 under the Retirement Plan of Columbia Energy Group is (i) 1.15% of the retiree's final average compensation that does not exceed 1/2 of the average Social Security wage base times years of service up to 30, plus (ii) 1.5% of the retiree's final average compensation in excess of 1/2 of the average Social Security wage base times years of service up to 30, plus
(iii) .5% of the retiree's final average compensation times years of service between 30 and 40.

CHANGE IN CONTROL AND TERMINATION AGREEMENTS

     The Company has entered into Change in Control and Termination Agreements with Mr. Neale and the other Named Officers. The Company believes that these agreements are in the best interests of the stockholders, to insure that in the event of extraordinary events, totally independent judgment is enhanced to maximize stockholder value. The agreements can be terminated on three years' notice and provide for the payment of specified benefits if the executive terminates employment for good reason or is terminated by the Company for any reason other than good cause within 24 months following certain changes in control. Each of these agreements also provides for payment of these benefits if the executive voluntarily terminates employment for any reason during a specified one-month period within 24 months following a change in control or, in the case of Messrs. Neale and Adik, at any time during this 24 month period. No amounts will be payable under the agreements if the executive's employment is terminated by the Company for good cause (as defined in the agreements).

     The agreements provide for the payment of three times the executive's current annual base salary and target incentive bonus compensation. The executive will also receive a pro rata portion of the executive's targeted incentive bonus for the year of termination. The executive would also receive benefits from the Company that would otherwise be earned during the three-year period following the executive's termination under the Company's Supplemental Executive Retirement Plan and qualified retirement plans. All stock options held by the executive would become immediately exercisable upon the date of termination of employment, and the restrictions would lapse on all restricted shares awarded to the executive. The Company will increase the payment made to the executive as necessary to compensate the executive on an after-tax basis for any parachute penalty tax imposed on the payment of amounts under the contracts.

     During the three-year period following the executive's termination, the executive and his or her spouse or other dependents will continue to be covered by applicable health or welfare plans of the Company. If the executive dies during the three-year period following the executive's termination, all amounts payable to the executive will be paid to a named beneficiary.

     The agreement with Mr. Neale provides for the same severance payments as described above in the event his employment is terminated at any time by the Company (other than for good cause) or due to death or disability, or if he voluntarily terminates employment with good reason (as defined in the agreement), even in the absence of a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 2001, the Company's subsidiary NiSource Development Company, Inc. purchased approximately three acres of land and an approximately 16,030 square foot office building located in Merrillville, Indiana adjacent to the Company's corporate headquarters from Keystone Investment Company, an Indiana general partnership owned by the adult children of Robert J. Welsh, a director of the Company, for $2,000,000. The purchase price was based on appraisals performed by independent third-party commercial real estate appraisers. The transaction was part of a series of transactions resulting in the sale of substantially all of the assets of Welsh, Inc., the company of which Mr. Welsh was Chairman and Chief Executive Officer.

                             AUDIT COMMITTEE REPORT

     The board of directors adopted an Audit Committee Charter in November, 2000. The Audit Committee has reviewed Rule 4200(a)(14) of the National Association of Securities Dealers and Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards and has determined that the Audit Committee is independent as defined under these rules.

     The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee also has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and has discussed with Arthur Andersen LLP its independence. The Audit Committee has considered whether Arthur Andersen LLP's provision of other non-audit services to the Company is compatible with maintaining Arthur Andersen LLP's independence.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

Independent Public Accountants.

     Arthur Andersen LLP served as the Company's independent public accountants for the year 2001, as they have served for many years in the past. In light of the recent business and legal developments affecting Arthur Andersen LLP, the board of directors is reviewing the selection of independent public accountants for the year 2002. A representative of Arthur Andersen LLP will be present at the meeting and will be given an opportunity to make a statement if he so desires. The Arthur Andersen LLP representative has informed NiSource that he does not presently intend to make a statement. The representative will also be available to respond to questions from stockholders. The Company paid to Arthur Andersen LLP the following fees for services in 2001:

Audit Fees..................................................  $2,610,357
                                                              ==========
Financial Information Systems Design and Implementation
  Fees......................................................  $        0
                                                              ==========
All Other Fees:
  Northern Indiana Public Service Company Rate Case Fees....  $1,706,826
  Audit Related Fees........................................   1,460,599
  Tax Services..............................................     486,068
  Other Miscellaneous Fees..................................     232,380
                                                              ----------
Total of All Other Fees.....................................  $3,885,873
                                                              ==========

     The majority of "Audit Related Fees" consist of work performed in connection with the acquisition of Columbia Energy Group, the disposition of Indianapolis Water Company and Columbia Propane Company, accounting for various energy supply services and energy trading activities, registration statements and the related comfort letters, and the audits of the various benefits plans of the Company and its subsidiaries.

                                          Audit Committee
                                          Ian M. Rolland, Chairman
                                          Dennis E. Foster
                                          John W. Thompson
                                          Carolyn Y. Woo

March 25, 2002

              PROPOSAL II -- AMENDMENT TO LONG TERM INCENTIVE PLAN

BACKGROUND

     At the annual meeting of stockholders held on April 13, 1994, the stockholders of NiSource approved an amendment and restatement of the NIPSCO Industries, Inc. 1994 Long-Term Incentive Plan. The stockholders of the Company approved additional amendments the plan at the annual meetings of stockholders on April 14, 1999 and June 1, 2000. At the June 1, 2000 annual meeting the stockholders approved the Amended and Restated Long-Term Incentive Plan, effective January 1, 2000. The plan was further amended as of October 1, 2001.

DESCRIPTION OF THE PLAN

     General. The plan is a stock-based compensation plan, currently providing for the grant of:

        - Incentive stock options within the meaning of section 422 of the Internal Revenue Code,

        - Options not intended to be incentive stock options (nonqualified stock options),

        - Stock appreciation rights

        - Contingent stock

        - Performance units and

        - Dividend equivalents payable on grants of contingent stock to officers and other key executives of the Company who are in a position in which their decisions, actions and counsel significantly impact profitability. The plan is intended to recognize the contributions made to the Company by officers and other key executives who make substantial contributions through their loyalty, ability, industry and invention, and to improve the ability of the Company to secure, retain and motivate such employees upon whom the Company's future earnings depend, by providing them with an opportunity either to acquire or increase their proprietary interest in the Company or to receive additional compensation based upon the performance of the Company's common stock.

     Shares Subject to Award. Under the proposed amendments, the maximum number of the Company's shares of common stock that may be subject to awards shall be increased from 11,000,000 shares of common stock to 21,000,000 shares of common stock. All awards and common stock available under the plan are subject to adjustment in the event of a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of common stock of the Company. Unpurchased shares of common stock subject to an option or stock appreciation right that lapses or terminates without exercise are available for future awards. Shares of common stock delivered in lieu of cash payments or withheld by the Company to satisfy income and withholding obligations are considered to have been used by the plan and are not available for further awards or such delivery.

     Information relating to awards which have been granted to the executive officers named in the Summary Compensation Table is presented in the various tables located in the portion of this proxy concerning the election of directors under the caption "Executive Compensation." As of December 31, 2001, 1,329,744 options had been granted under the plan to all executive officers as a group at exercise prices ranging from $16.21 to $29.22; 147,726 options had been granted to current directors who are not executive officers (but who are officers of a subsidiary) as a group at exercise prices ranging from $16.21 to $29.22; and, 6,229,335 options had been granted to all employees as a group at exercise prices from $16.22 to $29.22. As of December 31, 2001, there were 1,854,345 shares of restricted stock that had been granted to all executive officers under the plan which had not yet vested and 3,413,013 shares of restricted stock that had been granted to all employees as a group which had not yet vested. Future awards to be made are within the discretion of the Compensation Committee.

     Administration. The plan is administered by the Nominating and Compensation Committee, which must be composed of two or more directors who are "nonemployee directors" within the meaning of

Rule 16b-3 of the Securities Exchange Act and are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

     The Nominating and Compensation Committee has the sole power to administer the plan and to make rules with regard to how the plan is implemented. Subject to the provisions of the plan, the committee's powers include determining the officers and employees of the Company and its subsidiaries to whom awards shall be granted, and fixing the size, terms, conditions and timing of all awards. The committee is, however, limited in the number of shares of common stock subject to awards that may be granted to certain executives of the Company.

     Eligibility. The Nominating and Compensation Committee may select to be a participant in the plan any executive and managerial employee of the Company and its subsidiaries who is in a position in which the employee's decisions, actions and counsel significantly impact profitability. A director who is not an employee is not eligible to receive awards under the plan. The determination of who is eligible to participate and the awards to be granted is made on a year-to-year basis. Approximately 400 employees were eligible to participate in the plan in 2001.

     Stock Options. An incentive stock option or a nonqualified option is the right to purchase, in the future, shares of the Company's common stock at a set price. Under the plan, the purchase price of shares subject to any option, which can be either an incentive stock option or a nonqualified option, must be at least 100% of the fair market value of the shares on the day the option is granted, as determined by the Committee. Fair market value is defined as the average of the high and low prices of the Company's common stock on the New York Stock Exchange Composite Transactions Tape on the date of the grant, or any other applicable date. On March 1, 2002, the closing price of the Company's common stock on the New York Stock Exchange was $21.38.

     Each option terminates on the earliest of (1) the expiration of the term, which may not be less than 6 months and may not exceed ten years from the date of grant; (2) 30 days after the date the option holder's employment terminates for any reason other than disability, death or retirement, or during such other period determined by the Nominating and Compensation Committee; or (3) the expiration of three years from the date an option holder's employment terminates by reason of such option holder's disability, death or retirement, or during such other period determined by the Nominating and Compensation Committee.

     An option holder may pay the exercise price for an option (1) in cash, (2) in cash received from a broker-dealer to whom the holder has submitted an exercise notice consisting of a fully endorsed option (however, in the case of a holder subject to Section 16 of the Securities Exchange Act, this payment option shall only be available to the extent such holder complies with Regulation T issued by the Federal Reserve Board), (3) by delivering shares of common stock having an aggregate fair market value on the date of exercise equal to the exercise price, (4) by directing the Company to withhold such number of shares of common stock otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the exercise price,
(5) by such other medium of payment as the Nominating and Compensation Committee, in its discretion, shall authorize at the time of grant, or (6) by any combination of these methods.

     Restricted Stock Awards. A restricted stock award is the grant of a right to receive shares of common stock of the Company, subject to satisfaction of certain criteria or conditions, which may or may not be performance based. Shares of common stock awarded may not be transferred or encumbered until the restrictions established by the Nominating and Compensation Committee lapse. In the event of a participant's termination of employment (other than due to death, disability or retirement) prior to the lapse of applicable restrictions, all shares as to which there still remain unlapsed restrictions shall be forfeited. The Nominating and Compensation Committee has the authority to permit an acceleration of the expiration of the applicable restriction period with respect to any part or all of a restricted stock award.

     Stock Appreciation Rights. A stock appreciation right is a right to receive, in the future in cash or common stock, all or a portion of the excess of the fair market value of the Company's common stock, at the time the stock appreciation right is exercised, over a specified price not less than the fair market value of the common stock of the Company at the date of the grant. Stock appreciation rights may be granted in tandem with a previously or contemporaneously granted stock option, or separately from the grant of a stock option. Stock appreciation rights granted under the plan may not be granted for a period of more than ten years and will be exercisable in whole or in part, at such time or times and as determined by the Nominating and Compensation Committee at the time of the grant, which period may not commence any earlier than six months after the date of grant.

     Performance Units. A performance unit is a right to a future payment, either in cash or common stock, based upon the achievement of pre-established long-term performance objectives. The Nominating and Compensation Committee may establish performance periods of not less than two, nor more than five years, and maximum and minimum performance targets during the period. The level of achievement of targets will determine what portion of value of a unit is awarded. In the event a participant holding a performance unit ceases to be employed prior to the end of the applicable performance period by reason of death, disability or retirement, such participant's units, to the extent earned, shall be payable at the end of the performance period in proportion to the active service of the participant during the performance period. Upon any other termination of employment, participation will terminate and all outstanding performance units will be canceled.

     Contingent Stock Awards. A contingent stock award is a contingent right to receive stock in the future, subject to the satisfaction of certain vesting requirements and performance targets as specified by the Nominating and Compensation Committee. Contingent stock awards may be granted either alone or in tandem with restricted stock awards. The Compensation Committee may establish performance periods and maximum and minimum performance targets during the period. The Nominating and Compensation Committee has the authority to permit an acceleration of the expiration of the applicable restriction period with respect to any part or all of a contingent stock award. In the event of a participant's termination of employment (other than due to death, disability or retirement) prior to the lapse of applicable restrictions, all shares as to which there still remain unlapsed restrictions shall be forfeited.

     Business Criteria. The Nominating and Compensation Committee can choose among the following business criteria if the committee desires to make a restricted stock grant performance based or if the committee desires to define the performance targets with respect to grants of performance units or contingent stock awards:

     - Growth in gross revenue;

     - Earnings per share;

     - Ratios of earnings relative to shareholder's equity or to total assets;

     - Dividend payments;

     - Total shareholder return.

     Duration Of The Plan. No award may be granted under the plan after December 31, 2005.

     Termination, Suspension Or Amendment. The board of directors or the Nominating and Compensation Committee may terminate, suspend or amend the plan without the authorization of shareholders to the extent allowed by law or the rules of the New York Stock Exchange, including any rules issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act, as long as shareholder approval is not required for the plan to continue to satisfy the requirements of Rule 16b-3. No termination, suspension or amendment of the plan shall adversely affect any right acquired by any participant under an award granted before the date of the termination, suspension or amendment, unless the participant consents. It shall be conclusively presumed that any adjustment for changes in capitalization as provided in the plan does not adversely affect any right. The plan will apply to grants made under the plan at any time.

     Tax Aspects With Respect To Grants Under The Amended And Restated Incentive Plan. The following discussion summarizes the general principles of Federal income tax law applicable to awards granted under the plan. A recipient of an incentive stock option will not recognize taxable income upon either the grant or exercise of the incentive stock option. The option holder will recognize long-term capital gain or loss on a disposition of the common stock acquired upon exercise of an incentive stock option, provided the option holder does not dispose of those shares of common stock within two years from the date the incentive stock option was granted or within one year after the shares of common stock were transferred to the option holder. If the option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an incentive stock option.

     As a general rule, if the option holder disposes of the shares of common stock in a manner different than described above, the gain recognized will be taxed as ordinary income to the extent of the difference between (1) the lesser of the fair market value of the shares of common stock on the date of exercise or the amount received for the shares of common stock, and (2) the adjusted basis of the common stock (which adjusted basis ordinarily is the fair market value of the common stock subject to the option on the date the option was exercised). Under these circumstances, the Company will be entitled to a deduction in an equal amount. Any gain in excess of the amount recognized as ordinary income on such disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares of common stock prior to the disposition.

     The amount by which the fair market value of a share of common stock at the time of exercise of any incentive stock option exceeds the exercise price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the incentive stock option. If an option holder pays alternative minimum tax with respect to the exercise of an incentive stock option, the amount of tax paid will be allowed as a credit against regular tax liability in subsequent years. The option holder's basis in the common stock for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

     A recipient of a nonqualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. The option holder will recognize ordinary income in the taxable year in which the option holder exercises the nonqualified stock option, in an amount equal to the excess of the fair market value of the shares of common stock received at the time of exercise of such an option over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the common stock subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the common shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's adjusted basis of the common stock subject to the option (which adjusted basis ordinarily is the fair market value of the common stock subject to the option on the date the option was exercised.)

     At the date of grant, the holder of a stock appreciation right will not be deemed to receive income, and the Company will not be entitled to a deduction. On the date of exercise, the holder of a stock appreciation right will realize ordinary income equal to the amount of cash or the fair market value of the shares of common stock received on exercise. The Company will be entitled to a corresponding deduction with respect to ordinary income realized by the holder of a stock appreciation right. Upon the vesting of restricted stock awards or contingent stock awards, the holder will realize ordinary income in an amount equal to the fair market value of the unrestricted shares at that time and the Company will receive a corresponding deduction. The holder of a restricted stock award can elect to recognize ordinary income on the date of grant equal to the fair market value of the stock. In such event, any further appreciation in the value of the stock will be taxed at capital gains rates when the stock is disposed of. Upon receipt of payment of a performance unit, the recipient will realize ordinary income equal to the amount paid and the Company will receive a corresponding deduction.

PROPOSED AMENDMENTS

     At a meeting on January 25, 2002, the board of directors of NiSource approved certain amendments to the plan which are described more fully below. The proposed amendments would increase the total number of shares of common stock or other awards available for issuance under the plan and would increase the per participant limitations with respect to options, stock appreciation rights, restricted stock awards, contingent stock awards and performance units.

     Under the proposed amendments, the maximum number of the Company's shares of common stock that may be subject to awards would increase from 11,000,000 shares of common stock to 21,000,000 shares of common stock. The proposed amendments also provide that the maximum number of shares of common stock subject to options and stock appreciation rights that may be granted to any single qualifying executive officer during the term of the plan shall be increased from 1,500,000 to 3,000,000. The maximum number of the Company's shares of common stock subject to options and stock appreciation rights that will be granted to a qualifying executive officer in any one year shall be increased from 300,000 to 600,000. "Qualifying executive officer" means the chief executive officer and any other executive officer named from time to time in the summary compensation table in the proxy statement and who is employed on the last day of the taxable year.

     The proposed amendments also provide that the maximum number of shares of common stock subject to restricted stock awards that may be granted to any single qualifying executive officer during the term of the plan shall be increased from 750,000 to 1,500,000. The proposed amendments also increase the number of restricted stock awards that may be awarded to any qualifying executive officer in any one year from 200,000 to 400,000, provided that no more than 800,000 (previously, 400,000) shares of restricted stock may be awarded in any three year period.

     Under the proposed amendments, the maximum number of shares of common stock subject to contingent stock awards that may be granted to any qualifying executive officer shall be increased from 200,000 to 400,000 per year; provided, however, that no more than 800,000 (previously 400,000) shares of contingent stock may be awarded in any three year period, and that the maximum number of shares of contingent stock granted to any qualifying executive officer during the term of the plan shall be increased from 750,000 to 1,500,000.

     The proposed amendments also provide that the maximum number of performance units that may be granted to any qualifying executive officer shall be increased from 200,000 to 400,000 units per year; provided, however, that no more than 800,000 (previously 400,000) performance units may be granted in any three year period, and that the maximum number of performance units that may be granted to any qualifying executive officer during the term of the plan shall be increased from 750,000 to 1,500,000.

VOTES REQUIRED

     Approval of the amendment to the Long-Term Incentive Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN

         STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2003 ANNUAL MEETING

     Any holder of common stock who wishes to bring any business before the 2003 annual meeting must file a notice of the holder's intent to do so no earlier than January 20, 2003 and no later than February 19, 2003. The notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Any holder of common stock who wishes to submit a proposal to be included in the Company's proxy materials in connection with the 2003 annual meeting must submit the proposal to the Secretary of the Company by December 17, 2002. The holder submitting the proposal must have owned common stock having a market value of at least $2,000 for at least one year prior to submitting the proposal and represent to the Company that the holder intends to hold those shares of common stock through the date of the 2003 annual meeting.

     Any holder of common stock who wishes to nominate a director at the 2003 annual meeting must file a notice of the nomination no earlier than January 20, 2003 and no later than February 19, 2003. The Company's by-laws require that a notice to nominate an individual as a director must include the name of each nominee proposed, the number and class of shares of each class of stock of the Company beneficially owned by the nominee, such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of the nominee, the nominee's signed consent to serve as a director of the Company if elected, the nominating stockholder's name and address, and the number and class of shares of each class of stock beneficially owned by the nominating stockholder.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its common stock filed all such reports on a timely basis during 2001, except as follows. Catherine Abbott filed one late Form 4 reporting a phantom stock unit award in connection with her Columbia Energy Group change in control agreement. Joseph Turner, who retired as an executive officer in 2001, filed one late Form 4 reporting one open market sale of common stock. Messrs. Rolland, Thompson, Foster, Decio and Welsh and Drs. Woo and Beering each filed one incomplete Form 3 omitting the issuance of restricted stock units under the Company's Nonemployee Director Restricted Stock Unit Plan and one late Form 5 reporting one grant of restricted stock units issued as a dividend equivalent under the Plan. These grants have been fully disclosed in this proxy statement and prior proxy statements under the caption "Compensation of the Company's Directors." The restricted stock units settle in cash only. Mr. Neale filed one late Form 4 for a sale of 800 shares of common stock beneficially owned by his mother and sold for the benefit of his mother's estate, which had been inadvertently registered in his name as joint tenant. Mr. Rolland filed one late Form 4 for the purchase of 500 shares of common stock; the stock was purchased in violation of Mr. Rolland's instructions by an investment banker with discretionary authority over an account.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     Attention is directed to the financial statements contained in the Company's Annual Report for the year ended December 31, 2001. A copy of the Annual Report has been sent, or is concurrently being sent, to all stockholders of record as of April 2, 2002.

                           AVAILABILITY OF FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, including the financial statements and the financial statement schedules, but without exhibits, is contained within the Company's Annual Report which has been sent, or is concurrently being sent, to you and will be provided without charge to any stockholder or beneficial owner of the Company's shares upon written request to Gary W. Pottorff, Secretary, NiSource Inc., 801 E. 86th Avenue, Merrillville, Indiana 46410 and is also available at the Company's website at www.nisource.com.

                                 OTHER BUSINESS

     The board of directors does not intend to bring any other matters before the Annual Meeting and does not know of any matters which will be brought before the meeting by others. If any matters properly come before the meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment on such matters.

     Please vote your shares by telephone, through the internet or by promptly marking, dating, signing and returning the enclosed proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Gary W. Pottorff
                                          Gary W. Pottorff
                                          Secretary
Dated: April 16, 2002

NISOURCE INC.
         801 E. 86th Avenue
         Merrillville, Indiana 46410                             [NISOURCE LOGO]

              OFFICERS
              Gary L. Neale
                   Chairman, President and Chief Executive Officer
              Stephen P. Adik
                   Vice Chairman
              Catherine G. Abbott
                   Group President, Pipeline and Production
              Patrick J. Mulchay
                   Group President, Merchant Energy
              Jeffrey W. Yundt
                   Group President, Energy Distribution
              Stephen P. Smith
                   President, Business Services
              Mark D. Wyckoff
                   President, Energy Technologies
              Michael W. O'Donnell
                   Executive Vice President and Chief Financial Officer
              S. LaNette Zimmerman
                   Executive Vice President, Human Resources and Communications
              Peter V. Fazio, Jr.
                   Executive Vice President and General Counsel
              James M. Clarke.
                   Senior Vice President, Enterprise Risk Management
              Arthur E. Smith, Jr.
                   Senior Vice President and Environmental Counsel
              Jeffrey W. Grossman
                   Vice President and Controller
              David A. Kelly
                   Vice President, Real Estate
              Dennis W. McFarland
                   Vice President and Treasurer
              Barbara S. McKay
                   Vice President, Communications
              Arthur A. Paquin
                   Vice President, Audit
              Dennis E. Senchak
                   Vice President, Investor Relations, Assistant Treasurer & Assistant Secretary
              Gary W. Pottorff
                   Secretary

PROXY                                                                      PROXY


                                [NISOURCE LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 2002


          The undersigned hereby appoints Gary L. Neale and Stephen P. Adik, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent and vote the shares of common stock of the undersigned at the Annual Meeting of Stockholders of the Company, to be held at the Le Meridien Boston, 250 Franklin Street, Boston, Massachusetts, on Tuesday, May 21, 2002, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

          UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" APPROVAL OF THE AMENDMENT TO THE 1994 LONG-TERM INCENTIVE PLAN IN PROPOSAL 2.

         The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies previously given. The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, by voting by telephone or through the Internet, or by attending the Annual Meeting and voting in person.

         PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET, OR BY MARKING, SIGNING, DATING AND MAILING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

           (IMPORTANT - Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -





                                [NISOURCE LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 21, 2002
                             10:00 A.M., LOCAL TIME
                               LE MERIDIEN BOSTON
                              250 FRANKLIN STREET
                             BOSTON, MASSACHUSETTS

                                                                                                           PLEASE MARK     [X]
                                                                                                           YOUR VOTES AS
                                                                                                           INDICATED IN
                                                                                                           THIS EXAMPLE


                                         FOR   WITHHELD   FOR ALL     (INSTRUCTION: To withhold authority to vote for any
Proposal 1. To elect four directors to                    EXCEPT      nominee, write that nominee's name on the line below.)
serve on the Board of Directors, each    [ ]      [ ]       [ ]
for a three-year term and until their                                 -------------------------------------------------------
respective successors are elected and
qualified.                                                            By checking the box to the right, I consent to view the   [ ]
                                                                      Annual Reports and Proxy Statements electronically via
  Nominees: 01 Stephen P. Adik, 02 Ian M. Rolland,                    the Internet. I understand that the Company may no
            03 John W. Thompson, 04 Roger A. Young                    longer distribute printed materials to me for any
                                                                      future shareowner meetings until my consent is revoked.
                                         FOR    AGAINST   ABSTAIN     I understand that I may revoke my consent at any time
Proposal 2. To approve the amendment     [ ]      [ ]       [ ]       by contacting the Company's transfer agent, Mellon
to the 1994 Long-Term Incentive Plan.                                 Investor Services LLC, Ridgefield Park, NJ and that
                                                                      costs normally associated with electronic delivery,
In their discretion, the proxies are authorized to vote upon such     such as usage and telephone charges as well as any
other business as may properly come before the meeting or any         costs I may incur in printing documents, will be my
adjournment thereof.                                                  responsibility.

PLEASE RETURN THIS PROXY CARD PROMPTLY.                                                                 MARK HERE IF YOU PLAN   [ ]
                                                                                                        TO ATTEND THE MEETING

                                                                          -----
                                                                               |
                                                                               |








Signature ____________________________________________ Signature ____________________________________________ Date ________________
(Please sign this proxy as your name appears on the Company's corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)
------------------------------------------------------------------------------------------------------------------------------------
                                                     /\ FOLD AND DETACH HERE /\

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
            THE BUSINESS DAY PRIOR TO THE DAY OF THE ANNUAL MEETING.

   YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

------------------------      -----------------------      ---------------------
        INTERNET                    TELEPHONE                       MAIL
HTTP://WWW.EPROXY.COM/NI          1-800-435-6710
Use the Internet to vote      Use any touch-tone
your proxy. Have your         telephone to vote your        Mark, sign and date
proxy card in hand when       proxy. Have your proxy          your proxy card
you access the web site.  OR  card in hand when you    OR           and
You will be prompted to       call. You will be               return it in the
enter your control            prompted to enter your       enclosed postage-paid
number, located in the        control number, located            envelope.
box below, to create and      in the box below, and
submit an electronic          then follow the
ballot.                       directions given.
------------------------      -----------------------      ---------------------

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.